TWENTY THIRD AMENDMENT

TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS TWENTY THIRD AMENDMENT, effective as of May 3, 2019 to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, November 14, 2011, November 16, 2012, January 15, 2013, February 27, 2013, August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014, January 1, 2015, April 27, 2015, June 16, 2015, November 19, 2016, February 25, 2016, May 27, 2016, November 17, 2017 and December 3, 2018, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Emerging Markets Local Currency Bond Fund to Exhibit A, the funds list; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twenty Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Jeanine M. Bajczyk
Name: Ronald R. Redell		Name: Jeanine M. Bajczyk
Title: President		Title: Senior Vice President

Amended Exhibit A to the

Transfer Agent Servicing Agreement – DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE Fund

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International CAPE Fund

DoubleLine Colony Real Estate and Income Fund

DoubleLine Emerging Markets Local Currency Bond Fund